SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report: December 4, 2001

Group 1 Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-6355 (Commission File Number) Identification Number)	52-0852578 (IRS Employer)

4200 Parliament Place, Suite 600, Lanham, Maryland (Address of principal executive offices)	20706-1844 (Zip Code)

(301) 918-0400 (Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

On December 4, 2001, Group 1 Software, Inc., a Delaware corporation (“Group 1”), and Vision-R eTechnologies, Inc., an Ontario provincial corporation (“Vision-R”) entered into an Agreement for the Purchase and Sales of Assets, filed, herewith, pursuant to which Group 1 has purchased specifically identified assets and assumed specifically identified liabilities of Vision-R (the “Purchase”) as of December 4, 2001. In consideration for the Purchase, Group 1 delivered $250,000 (US Dollars) in cash and will deliver an additional $750,000 (US Dollars) payable on January 4, 2002. Group 1 will also deliver earn-out payments on January 2, 2003, January 2, 2004, and January 2, 2005. These earn-out payments shall consist of 25% of the revenue recognized during the periods defined in the agreement and have a minimum of $1,250,000 and a maximum of $2,250,000, in aggregate. The cash consideration for the acquisition was paid from Group 1’s working capital and it is anticipated that future payments will also be made from working capital. Group 1 will account for the transaction as an asset purchase. This summary of the Purchase Agreement is subject to the terms and conditions of the Purchase Agreement, set out herein as Exhibit 10.61.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

c) Exhibits

(1)	Press release, December 5, 2001, issued by the Registrant.

(10.61)	Agreement for purchase and sale of assets by and between Vision-R eTechnologies, Inc. and Group 1 Software, Inc. dated December 4, 2001.

Item 8. Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Software, Inc. By /s/ Name: Mark D. Funston Title: Chief Financial Officer

Date: December 5, 2001

EXHIBIT INDEX

Exhibit No.	Description

(1)	Press release, dated December 5, 2001, issued by the Registrant.
(10.61)	Agreement for purchase and sale of assets by and between Vision-R eTechnologies, Inc. and Group 1 Software, Inc. dated December 4, 2001.

2